                           DELTA BANK & TRUST COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned stockholder hereby appoints Richard C. Ellzey and Raymond P. Markase, and each or any one of them, with full power of substitution, as Proxies to represent and to vote as designated below, all the shares of common stock of Delta Bank & Trust Company (the "Bank") held of record by the undersigned on July 9, 1996, at the Special Meeting of the Stockholders (the "Special Meeting") to be held on August 7, 1996, or any adjournments thereof.


       1. Proposal to approve the Agreement and Plan of Reorganization, dated as of January 11, 1996, by and between the Bank and Regions Financial Corporation ("Regions") and the related Joint Agreement of Merger (together, the "Agreements"), pursuant to which the Bank will merge with and into Regions Bank of Louisiana and each share of common stock of the Bank (except for certain shares held by the Bank or Regions) will be converted into the right to receive 2.2568 shares of Regions common stock, subject to possible adjustment, and, under certain circumstances, an additional cash payment of up to $4.51, and under such other terms and conditions as are set forth in the Agreements:

      / / FOR                    / / AGAINST                    / / ABSTAIN

       2. To transact such other business as may properly come before the meeting or any adjournment thereof.

    This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder and in the discretion of the persons named as Proxies on all other matters which may properly come before the annual meeting or any adjournment thereof. If no direction is made, this proxy will be voted in favor of Proposal 1.

                           (Continued on other side)

                          (Continued from other side)

    This Proxy revokes all prior proxies with respect to the Special Meeting and may be revoked prior to its exercise.

                                                  Dated:                  , 1996
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                                                   (Print Name of Stockholder)

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                                                    (Signature of Stockholder)

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                                                   (Print Name of Stockholder)

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                                                    (Signature of Stockholder)

                                                  Please date and sign exactly
                                                  as name appears on your stock
                                                  certificate. When shares are
                                                  held by joint tenants, both
                                                  should sign. When signing as
                                                  attorney, executor,
                                                  administrator, trustee or
                                                  guardian, please give full
                                                  title as such. If a
                                                  corporation, please sign in
                                                  full corporate name by
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

      PLEASE MARK, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                           POSTAGE-PREPAID ENVELOPE.